                                                                Exhibit 99(j)(2)


Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Money Market Series, Inc.:
   RiverSource Cash Management Fund

We consent to the use of our report dated September 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP

Minneapolis, Minnesota
September 26, 2007